UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 22, 2011 (December 16, 2011)

MAM SOFTWARE GROUP, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27083	84-1108035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP
 (Address of principal executive offices, including zip code)

011 44 124 431 1794
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of MAM Software Group, Inc. (the “Company”) was held at 600 Lexington Avenue, New York, NY on December 16, 2011.  At the meeting, the stockholders voted on four matters: (i) the election of directors; (ii) the ratification of the appointment of an independent registered public accounting firm; (iii) the proposal to amend the Company’s Certificate of Incorporation in order to reduce authorized shares of the Company’s stock; (iv) the establishment of the Company’s 2011 Employee Stock Purchase Plan.

Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the 2013 Annual Meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld	Abstain
Michael G. Jamieson	8,528,252	12,086	252
Dwight B. Mamanteo	8,537,252	3,086	252
Marcus Wohlrab	8,292,252	248,086	252
Frederick Wasserman	8,537,252	3,086	252
Gerald M. Czarnecki	8,292,252	248,086	252
W. Austin Lewis IV	8,283,252	257,130	208

In addition, the stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2012, by a vote of 11,719,848 for; 5,789 against; and 47,724 abstentions.

In addition, the stockholders approved the proposal to amend the Company’s Certificate of Incorporation to reduce the authorized shares of the Company’s stock by a vote of 8,277,859 for; 257,386 against; and 5,345 abstentions.

Lastly, the stockholders approved the establishment of the Company’s 2011 Employee Stock Purchase Plan by a vote of 8,266,447 for; 259,798 against; and 14,345 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2011	MAM SOFTWARE GROUP, INC.

	By:	/s/ Charles F. Trapp
Name: Charles F. Trapp Title: Executive Vice President and Chief Financial Officer